EXHIBIT 1(A)


                                     ALLETE
                 (LEGALLY INCORPORATED AS MINNESOTA POWER, INC.)

                             UNDERWRITING AGREEMENT

                                                              [          , 200 ]
                                                               ----------     -
                                                              New York, New York

[Insert Name(s)
and Address(es)
of Underwriters]

Dear Sirs:

          ALLETE (legally incorporated as Minnesota Power, Inc.), a corporation incorporated under the laws of Minnesota (the "Company"), proposes to issue and sell to you (the "Underwriters"), [1 its First Mortgage Bonds of the series designation, with the term and in the principal amount specified in Schedule I hereto (the "Bonds" or the "Securities")] [2 its debt securities of the series designation, with the term and in the principal amount specified in Schedule I hereto (the "Debt Securities" or the "Securities")] [3 an aggregate of
                                                                       -------
shares of the Company's Common Stock, without par value (the "Common Stock"), and the preferred shares purchase rights attached thereto (the "Rights") (collectively referred to as the "Shares" or "Securities")]. [1 The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard D. West (Douglas J. MacInnes, successor), as Trustees, as supplemented and as it will be
further supplemented by a [        ] Supplemental Indenture, to be dated as of
                           --------
[            , 200 ], in substantially the form heretofore delivered to the
 ------------     -
Underwriter (the "[          ] Supplemental Indenture"). The Mortgage and Deed
                   ----------
of Trust, as to be supplemented, are hereinafter referred to as the "Mortgage."] [2 The Debt Securities are to be issued pursuant to the provisions of an Indenture (For Unsecured Debt Securities), dated as of February 1, 2001, between the Company and LaSalle Bank National Association, as trustee (the "Indenture Trustee"). The Indenture (For Unsecured Debt Securities), together with any amendments or supplements thereto, are hereinafter referred to as the "Indenture." The Debt Securities shall have the rights, privileges, powers, restrictions, limitations and qualifications set forth in the Company's
officer's certificate to the Indenture Trustee dated           , 200  and the
                                                     ------- --     -
form of the Securities annexed thereto.]

          1. Sale and Purchase. The Company agrees to issue and sell to each of
             -----------------
the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Schedule I at the purchase price or prices set forth in Schedule II hereto (the "Purchase Price")
[1,2 plus accrued interest, if any, from           , 200  to the date of payment
                                         ----------     -
and delivery of the Securities]. The obligations of the Company and the


------------------------
1 For use in connection with First Mortgage Bond.
2 For use in connection with Debt Securities.
3 For use in connection with Common Stock.

Underwriters under this Agreement are undertaken on the basis of the representations and are subject to the conditions in this Agreement.

          2. Payment and Delivery. Delivery of the Securities to the several
             --------------------
Underwriters, against payment of the Purchase Price to the Company by wire transfer in Federal funds shall be made at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, at 10:00 a.m., New York City time,
on [            , 200 ], or at such time, date and place as may be agreed upon
    ------------     -
by the Company and the Underwriters (the "Closing Date"). [1,2 The Securities shall be delivered to The Depository Trust Company or to [1 The Bank of New York] [2 LaSalle Bank National Association], as custodian for The Depository Trust Company, in definitive fully-registered global form without coupons registered in the name of Cede & Co. for the account specified by the Underwriters not later than the close of business on the business day preceding the Closing Date] [to the Underwriters in definitive fully-registered form without coupons, registered in such names and in such denominations as the Underwriters request at least three full business days before the Closing Date. If no such request is received by said time, the Company shall have the right to deliver the Securities registered in the name of the Underwriters in such denominations as the Company may determine.] Certificates for the Securities shall be made available to the Underwriters at the offices of Thelen Reid & Priest LLP for checking purposes not later than 2:00 p.m., New York City time, on the business day immediately preceding the Closing Date.

          3. Registration Statement and Prospectus; Public Offering. The
             ------------------------------------------------------
Company, ALLETE Capital II and ALLETE Capital III have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3
on March   , 2001 (Registration Nos. 333-       and 333-      -01) for the
         --                              ------         ------
registration under the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations adopted by the Commission under the Securities Act (the "Rules and Regulations"), of $500,000,000 aggregate amount of (i) the Company's Common Stock, without par value, and related preferred shares purchase rights, (ii) one or more series of the Company's first mortgage bonds, (iii) the Company's unsecured debt securities, (iv) the preferred trust securities (the "Trust Securities") of ALLETE Capital II and ALLETE Capital III and (v) an equal principal amount of the Company's junior subordinated debentures and guarantees and other obligations of the Company in respect of such Trust Securities. Such registration statement ("Registration
Statement No. 333-     ") was declared effective by the Commission on          ,
                  -----                                               ------ --
2001. No stop order suspending the effectiveness of such registration statement is in effect and no proceedings for such purpose are pending or threatened before or threatened by the Commission. The Company has also filed with the Commission a registration statement on Form S-3 on May 8, 1998 (Registration No. 333-52161) for the registration under the Securities Act and the Rules and Regulations of 3,000,000 shares of the Company's Common Stock, without par value, and related preferred shares purchase rights, of which all but 1,814,000
shares (as adjusted for the Company Common Stock split on            ) of Common
                                                          -----------
Stock and related rights have been previously issued. Such registration statement ("Registration Statement No. 333-52161") was declared effective by the Commission on May 18, 1998. In addition, the Company has filed with the Commission a registration statement on Form S-3 on July 21, 2000 (Registration No. 333-41882) for the registration under the Securities Act and the Rules and Regulations of $400,000,000 aggregate principal amount of the Company's first mortgage bonds and unsecured debt securities, of which all but $25,000,000 aggregate principal amount of first mortgage bonds and unsecured debt securities have been previously issued. Such registration statement ("Registration Statement No. 333-41882") was declared effective by the Commission on August 7, 2000. References herein to the term "Registration Statement" as of any date shall be deemed to refer to each of Registration Statement No. 333-41882,
Registration Statement No. 333-52161 and Registration No. 333-       , each as
                                                              -------
amended and supplemented to such date, including financial statements and all exhibits, and all documents incorporated by reference therein as of such date pursuant to Item 12 of Form S-3 ("Incorporated Documents") and filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that if the Company files a registration statement with respect to securities registered under Registration Statement No. 333-41882, Registration Statement
No. 333-52161 and Registration Statement No. 333-      with the Commission
                                                 -----
pursuant to Rule 462(b) of the Securities Act (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to included the Rule 462(b) Registration Statement. References herein to the term "Prospectus" as of any given date shall be deemed to refer to the combined prospectus, including any preliminary prospectus, relating to the
securities registered under Registration Statement No. 333-       and the
                                                           ------
securities registered and remaining unissued under Registration Statement No. 333-41882 and Registration Statement No. 333-52161 that forms a part of
Registration Statement No. 333-     , as amended or supplemented as of such date
                               -----
(other than by amendments or supplements relating to securities other than the Securities), including all Incorporated Documents as of such date and including any prospectus supplement relating to the Securities. The term "preliminary prospectus" means any preliminary prospectus (as referred to in Rule 430 of the Rules and Regulations) included at any time as a part of such registration statement. Copies of such registration statement and any amendments thereto and of each preliminary prospectus included as part of such registration statement have been delivered to the Underwriters. References to "Effective Date" shall be deemed to refer to the later of the time and date Registration Statement No.
333-      , any post-effective amendment to Registration Statement No. 333-
    ------                                                                 ----
or any Rule 462(b) Registration Statement was declared effective or the time and date of the filing thereafter of the Company's most recent Annual Report on Form 10-K if such filing is made prior to the Closing Date, as hereinafter defined. For purposes of this Agreement, any Incorporated Document filed with the Commission on or after the date of this Agreement and prior to the Closing Date shall be deemed an amendment or supplement to the Registration Statement and the Prospectus and any reference herein to "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus includes the filing of any document under the Exchange Act after the Effective Date or the date of any preliminary prospectus or the Prospectus, as the case may be, and incorporated in such document by reference if such filing is made prior to the Closing Date.

          The Company understands that the Underwriters propose to make a public offering of the Securities, as described in the Prospectus, as soon after the date of this Agreement as the Underwriters deem advisable. [1,2 The Company is further advised by the Underwriters that the Securities are to be offered to the
public initially at     % of their principal amount (the "Public Offering
                    ----
Price") plus accrued interest, if any, from           -   , 200  to the date of
                                            ----------  --     -
payment and delivery and to certain dealers selected by the Underwriters at a
price that represents a concession not in excess of     % of their principal
                                                    ----
amount under the Public Offering Price, and that any Underwriter may allow, and
such dealers may reallow, a concession, not in excess of     % of their
                                                         ----
principal amount, to any Underwriter or to certain other dealers.] The Company confirms that the Underwriters and dealers have been authorized to distribute each preliminary prospectus, if any, and are authorized to distribute the Prospectus and any amendments or supplements to it.

          4. Representations of the Company. The Company represents to the
             ------------------------------
Underwriters as follows:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act.

          (b) On the Effective Date, and at the Closing Date, the Registration Statement and, at the date of the filing of the Prospectus pursuant to Rule 424 under the Rules and Regulations, and at the Closing Date, the Prospectus, as each may be amended or supplemented, [1 and the Mortgage] [2 and the Indenture] fully complied and will fully comply in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Rules and Regulations, or pursuant to the Rules and Regulations will be deemed to comply therewith. On the Effective Date and the Closing Date the Registration Statement, as it may be amended or supplemented, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of filing of the Prospectus and the Closing Date, the Prospectus, as it may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date of filing of the Prospectus and the Closing Date, the Incorporated Documents will fully comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the "Exchange Act Rules and Regulations"), and, when read together with the Prospectus, as it may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing representations do not apply to (1) statements or omissions made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus, as they may be amended or supplemented, or (2) the portion of the Registration Statement constituting the respective Statements of Eligibility, or amendments thereto, under the Trust Indenture Act except statements or omissions made in reliance on and in conformity with information furnished in writing to the trustees by or on behalf of the Company for use in such Statements of Eligibility or any amendments thereto. For purposes of this Agreement, [indicate topics addressed and location in Prospectus] constitute the only information relating to the Underwriters furnished in writing to the Company expressly for inclusion in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Rules and Regulations or pursuant to the Rules and Regulations will be deemed to comply therewith.

          (c) The Company and its Material Subsidiaries (as defined below) have good and sufficient title to all material real property and good and sufficient title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the

Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries; and any material real property and buildings held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or its Material Subsidiaries, as the case may be. As used in this Agreement, the term "Material Subsidiary" means a significant subsidiary under Rule 1-02(w) of Regulation S-X of the Commission).

          (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and there is no jurisdiction wherein the character of the properties owned or held under lease by the Company or the nature of the business transacted by the Company would expose the Company to any material liability or disability by reason of the failure to qualify the Company as a foreign corporation in any such jurisdiction; and each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and there is no jurisdiction wherein the character of the properties owned or held under lease by any Material Subsidiary or the nature of the business transacted by such Material Subsidiary would expose such Material Subsidiary to any material liability or disability by reason of the failure to qualify such Material Subsidiary as a foreign corporation in any such jurisdiction. The Company and each Material Subsidiary hold all material licenses, certificates and permits from governmental authorities necessary for the conduct of their respective businesses.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, there has not been any material adverse change, or any development involving, so far as the Company can now reasonably foresee, a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not in the ordinary course of business, and since such dates there has not been any transaction entered into by the Company or its Material Subsidiaries, other than transactions in the ordinary course of business and transactions set forth in or contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, which is material to the Company and its subsidiaries, taken as a whole. The Company and its Material Subsidiaries have no contingent obligation which is not disclosed in the Registration Statement and the Prospectus, as they may be amended or supplemented, which is material to the Company and its subsidiaries, taken as a whole.

          (f) Any Incorporated Documents filed and incorporated by reference prior to the Closing Date will, when they are filed with the Commission, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

          (g) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The execution, delivery and performance by the Company of this Agreement, [1 the Mortgage] [2 the Indenture], and the issue and sale of the Securities and the compliance by the Company with all of the provisions of this

Agreement, [1 the Mortgage] [2 the Indenture], the Securities and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company or its Material Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or bylaws of the Company or any of its Material Subsidiaries, any material contract or other agreement to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or any of its or their properties are bound or affected, or violate or conflict with any material judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Material Subsidiaries which creation, imposition, breach, violation, default, right of termination, acceleration, violation or conflict is material to the Company and its subsidiaries, taken as a whole.

          (i) The statements set forth in the Prospectus under the captions
[1 "Description of First Mortgage Bonds" and "Certain Terms of the Offered Bonds."] [2 "Description of Debt Securities" and "Certain Terms of the Offered Debt Securities"] [3 "Description of Common Stock"] constitute a summary of the securities, documents and instruments therein described, are accurate and fairly present the information contained therein in all material respects.

          (j) Neither the Company nor any of its Material Subsidiaries is in violation of its respective articles of incorporation or bylaws or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party, which default is material to the Company and its subsidiaries taken as a whole.

          (k) [1,2 The [1 Mortgage] [2 Indenture] has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and when executed and delivered by the Company and the [1 Trustees] [2 Indenture Trustee] will be enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          (l) [1,2 The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the [1 Mortgage]
[2 Indenture] and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the [1 Mortgage] [2 Indenture] and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited bankruptcy, insolvency, or other laws affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          (m) The description of the Securities in the Registration Statement and the Prospectus, as they may be amended or supplemented, is, and at the Closing Date will be, complete and accurate in all respects. [3 Except for shares issuable under the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, the Minnesota Power and Affiliated Companies Employee Stock Purchase Plan or any compensation plan disclosed in the Company's Proxy
Statement with respect to the Company's     Annual Meeting of Shareholders
                                        ---
(collectively referred to as the "Stock Purchase and Compensation Plans"), the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations.]

          (n) [3 The outstanding shares of Common Stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right; and the Rights will be validly issued.]

          (o) The Company has filed a Petition for Certification of Capital Structure with the Minnesota Public Utilities Commission ("Minnesota Commission") pursuant to the Minnesota Public Utilities Act with respect to the issuance and sale by the Company of the Securities. The Minnesota Commission has entered an authorizing order approving the capital structure including the issuance and sale of the Securities and such authorizing order is still in full force and effect. Apart from such authorizing order of the Minnesota Commission, no consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Securities Act or the Rules and Regulations.

          (p) The Company is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          (q) Except as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Material Subsidiaries is a party or to which any property of the Company or any of its Material Subsidiaries is subject, which, if determined adversely to the Company or any of its Material Subsidiaries would in the Company's reasonable judgment individually or in the aggregate have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          5. Agreements of the Company. (a) The Company will not file any
             -------------------------
amendment or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Underwriters a reasonable time before its filing and the Underwriters have not reasonably objected to it in writing within a reasonable time after receiving the copy.

          (b) The Company will promptly advise the Underwriters (i) of the initiation or threatening of any proceedings for, or receipt by the Company of any notice with respect to, the suspension of the qualification of the Securities for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement and (ii) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus or to the transactions contemplated by this Agreement. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

          (c) The Company will furnish to [name of lead Underwriter] without charge one signed copy, and to each of the other Underwriters one copy of the signed copy certified by an officer of the Company, of the Registration Statement and any amendment thereto (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement as the Underwriters may reasonably request.

          (d) During such period as a prospectus is required by law to be delivered by the Underwriters or a dealer, the Company will promptly deliver, without charge, to the Underwriters and to dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request, and, during such period after the Effective Date if any event occurs as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements in it, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will promptly prepare, submit to the Underwriters, file, subject to Section 5(a) hereof, with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Securities may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Securities Act and the Rules and Regulations. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

          (e) The Company will make generally available to the Company's security holders, as soon as practicable but in no event later than the last day of the 15th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

          (f) The Company will take such actions as the Underwriters reasonably designate in order to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters reasonably designate; provided that the Company shall not be required to register or qualify as a foreign corporation or dealer in securities, to file any consents to service of process under the laws of any jurisdiction or to meet any other requirement deemed by the Company to be unduly burdensome.

          (g) The Company will pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including costs and expenses relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the
Prospectus, [1 the printing or other reproduction of the [        ] Supplemental
                                                          --------
Indenture, which [         ] Supplemental Indenture is to be promptly filed and
                  ---------
recorded after execution and delivery of it to the Trustees, in the counties where the mortgaged property of the Company is located,] (ii) the authorization and issuance of the Securities and the preparation and delivery of the forms of the Securities sold by the Company to the Underwriters, (iii) the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of the jurisdictions referred to in Section 5(f) and the determination of the legality of the Securities for investment, including the reasonable fees and disbursements of counsel for the Underwriters (not to exceed
$     ) in that connection, and the preparation and printing of preliminary and
 -----
supplemental "blue sky" memoranda and legal investment memoranda, (iv) the furnishing (including costs of shipping and mailing) to the Underwriters and to dealers of copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to the Prospectus, and of the other documents required by this Section to be so furnished, (v) any fees charged by securities rating services for rating the Securities, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriters, (vii) the fees and expenses of the Trustees,
and Paying Agent or Registrar under the [1         ] Supplemental Indenture]
                                          ---------
[2             ] and the reasonable fees and disbursements of counsel for any
  -------------
Trustee in connection with the [1[         ] Supplemental Indenture]
                                  ---------
[2             ] or the Securities, (viii) the filing fees and expenses, if any
  -------------
incurred with respect to any filing with the National Association of Securities Dealers, Inc., made in connection with the offering of the Securities, and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

          (h) [1,2 During the period beginning on the date hereof and continuing to and including the Closing Date, the Company will not offer, sell, or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of [name of lead Underwriter].]

          (i) [3 The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Shares to facilitate the sale or resale of any of the Shares.]

          (j) [3 Unless otherwise agreed to in writing by the Company and the Underwriters, the Company will not for a period of 30 days after the commencement of the public offering of the Shares sell or otherwise dispose of any shares of Common Stock, rights to acquire shares of Common Stock or securities convertible into shares of Common Stock other than to the Underwriters pursuant to this Agreement and other than in connection with the Stock Purchase and Compensation Plans.]

          6. Conditions of the Underwriters' Obligation. The obligation of the
             ------------------------------------------
Underwriters to purchase the Securities is subject to the accuracy, on the date of this Agreement and on the Closing Date, of the representations of the Company in this Agreement, to the accuracy and completeness of all statements made by the Company or any of its officers in any certificate delivered to the Underwriters or their counsel pursuant to this Agreement, to performance by the Company of its obligations under this Agreement and to each of the following additional conditions:

          (a) All filings required by Rule 424 of the Rules and Regulations must have been made.

          (b) No stop order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must have been complied with.

          (c) Since the respective dates as of which such information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, (i) there must not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole,
(ii) there must not have been any material adverse change, or any development involving, so far as the Company can now reasonably foresee, a prospective material adverse change in the business, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business and, since such dates there shall not have been any material transaction entered into by the Company other than transactions set forth in or contemplated by the Prospectus, and (iii) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Prospectus or that is not reflected in the Prospectus but should be reflected in it in order to make the statements or information in it not misleading in any material respect; and in the judgment of the Underwriters, any such development referred to in clause (i), (ii) or (iii) makes it impracticable to consummate the sale and delivery of the Securities by the Underwriters at the initial public offering price.

          (d) The Underwriters must receive on the Closing Date a certificate, dated such date, of the chief executive officer, the chief operating officer or the chief financial officer of the Company certifying that (i) the signer has carefully examined the Registration Statement and the Prospectus (including any Incorporated Documents) and this Agreement, (ii) the representations of the Company in this Agreement are accurate on and as of the date of the certificate,
(iii) since the most recent dates as of which information is given in the Registration Statement or the Prospectus, as amended or supplemented, there has not been any material adverse change, or any development involving, so far as the Company can now reasonably foresee, a prospective material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, and since such dates there has not been any transaction entered into by the Company or its Material Subsidiaries, other than transactions in the ordinary course of business and transactions set forth in or contemplated in the Prospectus, as amended or supplemented, which is material to the Company and its subsidiaries, taken as a whole, (iv) to the knowledge of such officer, no order suspending the effectiveness of the Registration

Statement or prohibiting the sale of the Securities has been issued and no proceedings for such purpose are pending before or threatened by the Commission,
(v) there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be an Incorporated Document that has not been so filed, and (vi) the Company has performed all agreements that this Agreement requires it to perform by the Closing Date.

          (e) Since the date of this Agreement, there must not have been any lowering of the ratings of the Company's Securities by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Rating Services ("S&P") or any notice from Moody's or S&P of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in the ratings accorded the Company's Securities.

          (f) The Underwriters must receive on the Closing Date opinions dated the Closing Date substantially in the form of Annexes A and B to this Agreement from Thelen Reid & Priest LLP, counsel to the Company, and Philip R. Halverson, Esq., general counsel of the Company, respectively.

          (g) The Underwriters must receive on the Closing Date from Morrison Cohen Singer & Weinstein, LLP, their counsel, an opinion dated the Closing Date with respect to the Company, the Securities, the Registration Statement, the
Prospectus, [1 the [        ] Supplemental Indenture] [2 the                ],
                    --------                                 ---------------
this Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the Securities. Such opinion and proceedings shall be satisfactory in all respects to the Underwriters. The Company must have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (h) The Underwriters must receive on the Closing Date a signed letter, dated the Closing Date, from PricewaterhouseCoopers LLP to the effect that (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Commission, (ii) in their opinion, the consolidated financial statements and financial statement schedule audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder adopted by the Commission with respect to registration statements on Form S-3, (iii) on the basis of a reading of the unaudited consolidated financial statements of the Company incorporated by reference in the Prospectus, if any, the latest available unaudited consolidated financial data of the Company and its subsidiaries since the close of the Company's most recent audited fiscal year, the minutes and consents of the Board of Directors since the end of the most recent audited fiscal year, and inquiries of officials of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and, accordingly, that PricewaterhouseCoopers LLP makes no representations as to the sufficiency of such procedures for the Underwriters' purposes), nothing has come to their attention which caused them to believe that (1) the unaudited consolidated financial statements of the Company incorporated by reference in the Prospectus, if any, (a) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder or (b) are not stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Prospectus,
(2) at the date of the latest available unaudited financial data read by them and at a specified date not more than five days prior to the Closing Date there was any change in the capital stock, increase in long-term debt or decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and its subsidiaries, in each case as compared with amounts shown in the most recent consolidated financial information incorporated by reference in the Prospectus, except in all instances for changes, increases or decreases which the Prospectus, as amended or supplemented, discloses have occurred or may occur, or which are disclosed in such letter, or (3) for the period from the date of the most recent audited consolidated financial statements to the date of the latest available unaudited financial data read by them and for the period from the date of the latest available unaudited financial data read by them to a specified date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net income, except in all instances for changes, increases or decreases which the Prospectus, as amended or supplemented, discloses have occurred or may occur, or which are disclosed in such letter, and they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included or incorporated by reference in the Registration Statement and the Prospectus and such other items as the Underwriters may reasonably request.

          (i) [3 Prior to the Closing Date, the Shares must be duly authorized for listing by the New York Stock Exchange upon official notice of issuance.]

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement will comply with this Agreement only if they are in form and scope satisfactory to counsel for the Underwriters.

          7. Indemnification. (a) The Company shall indemnify and hold harmless
             ---------------
each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, as and when incurred, any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus (including any Incorporated Document), or the omission or alleged omission to state in it a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, or liability arises from the sale of the Securities in the public offering to any person by the Underwriters and (i) is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus, as set forth in the penultimate sentence of Section 4(b) hereof, or (ii) results solely from one or more untrue statements of material facts contained in, or the omission of one or more material facts from, any preliminary prospectus or preliminary prospectus supplement or the Prospectus, which untrue statement or omission was corrected in the Prospectus (as then amended or supplemented) if the Underwriters sold the Securities to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the corrected Prospectus (as then amended or supplemented), if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or confirmation, and the Underwriters failed to send or give the corrected Prospectus (as then amended or supplemented), if required by law to have so sent or given it and if sent or given would have been a defense with respect to such untrue statement or omission against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in or in reliance on and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement or the Prospectus , as set forth in the penultimate sentence of Section 4(b). This indemnity agreement will be in addition to any liability that the Underwriters might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 7. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the fees and expenses of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such counsel shall be designated by [Name of Lead Underwriter] in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company in the case of parties indemnified pursuant to Section 7(b) hereof. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          8. Contribution. In order to provide for just and equitable
             ------------
contribution in the circumstances in which the indemnification provided for under the foregoing provisions of Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the amount paid or payable as a result of losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriters on the other, (ii) the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as (iii) any other relevant equitable considerations with respect to such offering. Such relative benefits shall be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters as set forth in the Prospectus. Such relative fault shall be determined by reference, among other things, to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purpose of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions received by them, except that insofar as losses, claims, damages and liabilities arise from the sale of the Securities in the public offering to any person by the Underwriters and are based on any untrue statement or omission or alleged untrue statement or omission made in or in reliance on and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement or the Prospectus, as set forth in the penultimate sentence of
Section 4(b), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          9. Termination. The obligations of the several Underwriters under this
             -----------
Agreement may be terminated by [Name of Lead Underwriter] [with the consent of the Underwriters which have agreed to purchase in the aggregate 50% or more of aggregate principal amount of the Securities] at any time on or before the Closing Date by notice to the Company, without liability on the part of the Underwriters to the Company, if subsequent to the date of this Agreement and prior to the delivery and payment for the Securities (a) trading in the equity securities of the Company is suspended by the Commission or by the New York Stock Exchange ("NYSE"), (b) trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by the NYSE or by order of the Commission or any other governmental authority, (c) a general banking moratorium has been established by Federal or New York authorities, (d) any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the reasonable judgment of the Underwriters impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by the Prospectus, or (e) if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided, the Company will not be under any liability to the Underwriters except that if this Agreement is terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms of this Agreement or because any of the conditions in Section 6 are not satisfied, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          The Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits.

          10. Substitution of Underwriters. If one or more of the Underwriters
              ----------------------------
shall, for any reason permitted hereunder, cancel its obligation to purchase hereunder and to take up and pay for the Securities to be purchased by such one or more Underwriters, the Company shall immediately notify the remaining Underwriters, and the remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them) or to substitute another underwriter or underwriters, satisfactory to the Company, to take up and pay for the [1,2 principal amount] [3 number] of Securities that such one or more Underwriters did not purchase. If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the Securities to be purchased by such one or more Underwriters, the Company shall immediately notify the remaining Underwriters, and the remaining Underwriters shall be obligated to take up and pay for (in addition to the respective
[1,2 principal amount] [3 number] of Securities set forth opposite their respective names in Schedule II) the [principal amount] [number] of Securities that such defaulting Underwriter or Underwriters failed to take up and pay for, up to a number thereof equal to, in the case of each such remaining Underwriter,
         percent (   %) of the [1,2 principal amount] [3 number] of Securities
--------          ---
set forth opposite the name of such remaining Underwriter in Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another underwriter or underwriters, satisfactory to the Company, to take up and pay for, the remaining [1,2 principal amount] [3 number] of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Securities still remain, then the Company or the Underwriters shall be entitled to an additional period of 24 hours within which to procure another party or parties, who are members of the NASD (or if not members of the NASD, who are not eligible for membership in the NASD and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the NASD's Conduct Rules) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Securities on the terms herein set forth. In any such case, either the remaining Underwriters or the Company shall have the right to postpone the Closing Date for a period not to exceed seven full business days from the date agreed upon in accordance with this Section 10, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If the Underwriters and the Company shall fail to procure a satisfactory party or parties as above provided to purchase or agree to purchase such unpurchased Securities, then the Company may either (i) require the remaining Underwriters to purchase the [1,2 principal amount] [3 number] of Securities that they are obligated to purchase hereunder (but no more than such [1,2 principal amount] [3 number] of Securities) or (ii) terminate this Agreement by giving prompt notice to the Underwriters. In the event that neither the remaining Underwriters nor the Company has arranged for the purchase of such unpurchased Securities by another party or parties as above provided and the Company has not elected to require the remaining Underwriters to purchase the [1,2 principal amount] [3 number] of Securities that they are obligated to purchase hereunder, then this Agreement shall terminate without any liability on the part of any such Underwriter or the Company for the purchase or sale of any Securities under this Agreement. Any action taken pursuant to this
Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriters under this Agreement.

          11. Effectiveness. This Agreement shall become effective upon the
              -------------
execution and delivery hereof by the parties hereto.

          12. Miscellaneous. The reimbursement, indemnification and contribution
              -------------
agreements in Sections 5, 7, 8 and 9 and the representations and agreements of the Company and the Underwriters in this Agreement will remain in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriters, the Company, or any controlling person and delivery and acceptance of and payment for the Securities.

          This Agreement is for the benefit of the Underwriters, the Company, and their successors and assigns, and, to the extent expressed in this Agreement, for the benefit of persons controlling the Underwriters or the Company, directors and officers of the Company and directors, officers, employees and agents of the Underwriters, and their respective successors and assigns, and no other persons, partnership, association or corporation will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" does not include any purchaser of Securities from the Underwriters merely because of such purchase.

          All notices and communications under this Agreement will be in writing and mailed or delivered, by messenger, facsimile transmission or otherwise, to
the Underwriters at [                                                         ]
                     ---------------------------------------------------------
Attention: [                    ] and to the Company, at 30 West Superior
            --------------------
Street, Duluth, Minnesota 55802, Attention: Chief Financial Officer. Any such notice or communication shall take effect upon receipt thereof.

          This Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

          If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          Please confirm that the foregoing correctly sets forth the agreement between us.

                                 Very truly yours,

                                 ALLETE
                                 (legally incorporated as MINNESOTA POWER, INC.)


                                 By:
                                    --------------------------------------
                                    Title:

Confirmed:

[Name(s) of Underwriter(s)]


By:
   --------------------------------------
   Title:

                                   SCHEDULE I

Securities:

          Designation:
          Principal Amount:
          Indenture dated as of:
          Date of Maturity:
          Interest Rate:
          Purchase Price:
          Public Offering Price:

                                                                         ANNEX A


                   FORM OF OPINION OF THELEN REID & PRIEST LLP

                                                              [          , 200 ]
                                                               ----------     -


[Insert Name(s)
and Address(es)
of Underwriter(s)]

Dear Sirs:

          Reference is made to the sale by ALLETE (legally incorporated as
Minnesota Power, Inc.) ("Company") of [1[$        ] principal amount of its
                                          --------
First Mortgage Bonds,   % Series Due [            , 20  ] (the "Bonds" or the
                      --              ------------    --
"Securities")] [2[$         ] principal amount of its    % Debt Securities,
                   ---------                          ---
Series Due [            , 20  ] (the "Debt Securities" or the "Securities")]
            ------------    --
[6an aggregate of           share of Common Stock, without par value (the
                  ---------
"Common Stock") and the preferred share purchase rights attached thereto (the "Rights") (the Common Stock and the Rights being collectively referred to as the "Shares" or the "Securities")]. [1 The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes, successor), as Trustees, as amended and supplemented by all indentures
supplemental thereto, including a [            ] Supplemental Indenture thereto
                                   ------------
dated as of [            , 200 ] (said Mortgage and Deed of Trust, as so
             ------------     -
supplemented, being hereinafter called the "Mortgage")]. [2 The Debt Securities will be issued under the Company's Indenture (For Unsecured Debt Securities, dated as of February 1, 2001 to LaSalle Bank National Association, as Trustee,
as supplemented by an Officer's Certificate, dated            , 200 , creating
                                                   -------- --     -
the series in which the Debt Securities are to be issued]. We advise you that we have acted as counsel to the Company in connection with such issuance and sale and have participated in the preparation of (a) [1 the Mortgage] [2 the
Indenture]; (b) Registration Statement No. 333-[      ], as filed by the Company
                                                ------
with the Securities and Exchange Commission for the registration of the Company's First Mortgage Bonds and Debt Securities under the Securities Act of 1933, as amended (the "Securities Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") of the Mortgage and of the Indenture (such registration statement, as amended at the Effective Date (as such term is defined in the Agreement referred to below), being hereinafter referred to as the "Registration Statement"); (c) the prospectus constituting part of the Registration Statement, as amended and supplemented by a prospectus supplement relating to the Securities
("Prospectus"); and (d) the Underwriting Agreement dated [             , 200 ]
                                                          -------------     -
between the Company and you ("Agreement"). In addition, we have reviewed the


------------------------
1 For use in connection with First Mortgage Bond.
2 For use in connection with Debt Securities.
3 For use in connection with Common Stock.

petition filed by the Company with the Minnesota Public Utilities Commission seeking authorization to issue the Securities, and the order issued by said Commission in response to said petition.

          We have reviewed all corporate proceedings taken by the Company in respect of [1,2 the authorization of the [1 Mortgage] [2 Indenture] and] the issuance and sale of the Securities thereunder. [1,2 We have examined the Securities and have relied upon a certificate of [1 The Bank of New York]
[2 LaSalle Bank National Association] as [1 Corporate Trustee] [2 Trustee] under the [1 Mortgage] [2 Indenture], as to the authentication of the Securities.]

          Upon the basis of our familiarity with these transactions, we are of the opinion that:

          1. [1,2 The [1 Mortgage] [2 Indenture] has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of [1 mortgagees' and other] creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          2. [1,2 The Securities have been duly and validly authorized by all necessary corporate action and, when executed and authenticated in accordance with the provisions of the [1 Mortgage] [2 Indenture] and delivered and paid for by the Underwriters in accordance with the terms of the Agreement, will be entitled to the benefits of the [1 Mortgage] [2 Indenture] and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of [1 mortgagees' and other] creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          3. [3 The Shares when paid for by the Underwriters in accordance with the terms of the Agreement will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right; and the Rights will be validly issued.]

          4. An authorizing order has been issued by the Minnesota Public Utilities Commission certifying the Company's capital structure and authorizing the issuance and sale of the Securities, and to the best of our knowledge, said order is still in full force and effect; and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Securities.

          5. The Registration Statement and the Prospectus (except as to the financial statements and other financial or statistical data contained therein, upon which we do not pass) comply as to form in all material respects with the requirements of the Securities Act and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the

Registration Statement has become, and at the date hereof the Registration Statement is, effective under the Securities Act, and to the best of our knowledge no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act.

          6. [1,2 The [1 Mortgage] [2 Indenture] is duly qualified under the Trust Indenture Act.]

          7. The statements set forth in the Prospectus under the captions
[1 "Description of New Bonds" and "Certain Terms of the Offered Bonds."]
[2 "Description of the Debt Securities" and "Certain Terms of the Offered Debt Securities"] [3 "Description of Common Stock"]constitute a summary of the securities, documents and instruments therein described, are accurate and fairly present the information contained therein in all material respects.

          8. The Agreement has been duly executed and delivered by the Company.

          9. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          In passing upon the forms of the Registration Statement and the Prospectus, we necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to us and as set forth in the Prospectus under the heading "Legal Opinions" and in paragraph 7 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have had conferences with certain of its officers and representatives, with other counsel for the Company and with PricewaterhouseCoopers LLP, the independent certified public accountants who examined certain of the Company's financial statements incorporated by reference in the Registration Statement. Our examination of the Registration Statement and the Prospectus, and our discussions in the above-mentioned conferences did not disclose to us any information which gives us reason to believe that, at the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of Minnesota. As to all matters of Minnesota law (and as to the incorporation of the Company, titles to property [,] [and] franchises [1and the lien of the Mortgage], upon which we do not pass), we have relied with your consent upon the opinion of even date herewith addressed to you by Philip R. Halverson, Esq., Vice President, General Counsel and Secretary of the Company.

                                             Very truly yours,


                                             THELEN REID & PRIEST LLP

                                                                         ANNEX B

                               FORM OF OPINION OF
                            PHILIP R. HALVERSON, ESQ.
                         VICE PRESIDENT, GENERAL COUNSEL
                                AND SECRETARY OF
                                     ALLETE.

                                                                [        , 200 ]
                                                                 --------     -


[Insert Name(s)
and Address(es)
of Underwriter(s)]

Dear Sirs:

          Reference is made to the sale by ALLETE (legally incorporated as
Minnesota Power, Inc.) ("Company") of [1[$           ] principal amount of its
                                          -----------
First Mortgage Bonds, [  %] Series Due [           , 20  ] (the "Bonds" or the
                       --               -----------    --
"Securities")] [2[$           ] principal amount of its   % Debt Securities,
                   -----------                          --
Series Due [            , 20  ] (the "Debt Securities" or the "Securities")]
            ------------    --
[3 an aggregate of           shares of its Common Stock, without par value (the
                   ---------
"Common Stock'), and the preferred share purchase rights attached thereto (the "Rights") (the Common Stock and the Rights being collectively referred to as the "Shares" or the "Securities")]. [1 The Bonds will be issued under the Company's Mortgage and Deed of Trust, dated as of September 1, 1945, to Irving Trust Company (now The Bank of New York) and Richard H. West (Douglas J. MacInnes, successor), as Trustees, as amended and supplemented by all indentures
supplemental thereto, including a [            ] Supplemental Indenture thereto
                                   ------------
dated as of [           , 200 ] (said Mortgage and Deed of Trust, as so
             -----------     -
supplemented, being hereinafter called the "Mortgage")]. [2 The Debt Securities will be issued under the Company's Indenture (For Unsecured Debt Securities, dated as of February 1, 2001 to LaSalle Bank National Association, as Trustee,
as supplemented by an Officer's Certificate, dated            , 200 , creating
                                                   -------- --     -
the series in which the Debt Securities are to be issued]. I advise you that I am General Counsel to the Company and have acted in that capacity in connection with such issuance and sale and have participated in the preparation of (a) the
[1 Mortgage] [2 Indenture]; (b) Registration Statement No. 333-[       ], as
                                                                -------
filed by the Company with the Securities and Exchange Commission for the registration of the Company's First Mortgage Bonds and Debt Securities under the Securities Act of 1933, as amended (the "Securities Act"), and for the qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Mortgage and of the Indenture (such registration statement, as amended at the Effective Date (as such term is defined in the


------------------------
1 For use in connection with First Mortgage Bonds.
2 For use in connection with Debt Securities.
3 For use in connection with Common Stock.

Agreement referred to below), being hereinafter collectively referred to as the "Registration Statement"); (c) the prospectus constituting part of the Registration Statement, as amended and supplemented by a prospectus supplement relating to the Securities ("Prospectus"); (d) the Underwriting Agreement dated
[         , 200 ] between the Company and you ("Agreement"); and (e) the
 ---------     -
petition filed by the Company with the Minnesota Public Utilities Commission seeking authorization to issue the Securities. In addition, I have reviewed the order issued by said Commission in response to said petition.

          I have reviewed all corporate proceedings taken by the Company in respect of [1,2 the authorization of the [1 Mortgage] [2 Indenture] and] the issuance and sale of the Securities thereunder. [1,2 I have examined the Securities and have relied upon a certificate of [1 The Bank of New York]
[2 LaSalle Bank National Association] as [1 Corporate Trustee] [2 Trustee] under the [1 Mortgage] [2 Indenture], as to the authentication of the Securities.]

          Upon the basis of my familiarity with these transactions and with the Company's properties and affairs generally, I am of the opinion that:

          1. [1,2 The [1 Mortgage] [2 Indenture] has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of [1 mortgagees' and] other creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          2. [1,2 The Securities have been duly and validly authorized by all necessary corporate action and, when executed and authenticated in accordance with the provisions of the [1 Mortgage] [2 Indenture] and delivered to and paid for by the Underwriters in accordance with the terms of the Agreement, will be entitled to the benefits of the [1 Mortgage] [2 Indenture] and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of [1 mortgagees' and] other creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or in law) and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.]

          3. [3 The Shares, when paid for by the Underwriters in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right; and the Rights will be validly issued. Except for shares issuable under the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, the Minnesota Power and Affiliated Companies Employee Stock Purchase Plan or any compensation plan disclosed in the Company's Proxy Statement with respect to the Company's
    Annual Meeting of Shareholders, to the best of my knowledge, there is no
---
commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.]

          4. An authorizing order has been issued by the Minnesota Public Utilities Commission certifying the Company's capital structure and authorizing the issuance and sale of the Securities, and to the best of my knowledge, said order is still in full force and effect; and no further approval, authorization, consent or order of any public board or body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the authorization of the issuance and sale of the Securities.

          5. The Registration Statement and the Prospectus (except as to the financial statements and other financial or statistical data contained therein, upon which I do not pass) comply as to form in all material respects with the requirements of the Securities Act and the applicable instructions, rules and regulations of the Securities and Exchange Commission thereunder; the Registration Statement has become, and at the date hereof the Registration Statement is, effective under the Securities Act and to the best of my knowledge no proceedings for a stop order with respect thereto are pending or threatened under Section 8 of the Securities Act.

          6. [1,2 The [1 Mortgage] [2 Indenture] is duly qualified under the Trust Indenture Act.]

          7. The statements set forth in the Prospectus under the captions
[1 "Description of New Bonds" and "Certain Terms of the Offered Bonds."]
[2 "Description of the Debt Securities" and "Certain Terms of the Offered Debt Securities"] [3 "Description of Common Stock"] constitute a summary of the securities, documents and instruments therein described, are accurate and fairly present the information contained therein in all material respects.

          8. [1,2 To the best of my knowledge, except as disclosed in the Registration Statement or Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.]

          9. The Company has full power and authority to enter into the Agreement. The Agreement has been duly executed and delivered by the Company.

          10. The Company is a validly organized and existing corporation under the laws of the State of Minnesota and is duly qualified to do business, and is doing business, in that State.

          11. The Company is a public utility corporation duly authorized by its Articles of Incorporation to conduct the business which it is now conducting as set forth in the Prospectus and the Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged.

          12. Each Material Subsidiary (as defined in the Agreement) of the Company is a validly organized and existing corporation under the laws of the State of its incorporation and is duly qualified to do business, and is doing business, in such State and in each other State in which the failure to qualify as a foreign corporation would be material to the Company and its subsidiaries, taken as a whole.

          13. [1 The Company has good and sufficient title to all the properties specifically described in the granting clauses of the Mortgage as owned by it, subject only to excepted encumbrances as defined in the Mortgage and other defects which the Company has the right to cure by condemnation proceedings if the property is necessary for utility purposes, and which, in my opinion, do not impair the use of such properties by the Company, except properties retired and properties previously released from the lien of the Mortgage, and except that the Company's practice is not to require examination of title, and I have not examined title, to land upon which the Company has merely a transmission or distribution line right of way or easement, reservoir lands, lands or rights held for flowage, flooding or seepage purposes, riparian rights, or other properties certified by the Company as costing $25,000 or less, titles to which lands, rights or properties could, if necessary for utility purposes, be perfected or obtained by condemnation proceedings. The description of all the properties so specifically described in the Mortgage is adequate to constitute a lien thereon, and said properties constitute all of the electric generating plants and other materially important physical properties and substantially all the other properties of the Company (other than those expressly excepted). The Mortgage constitutes a valid, direct and first mortgage lien upon the properties of the Company specifically described in the granting clauses of the Mortgage or upon the interest of the Company therein and upon the interest of the Company in all other properties described in the Mortgage and intended to be subject to the lien thereof, subject only to excepted encumbrances and defects as above stated, and will constitute a valid mortgage lien upon all permanent physical properties and franchises (other than those expressly excepted) acquired by the Company
after the date of the [         ] Supplemental Indenture upon such acquisition,
                       ---------
subject, however, to encumbrances and liens, if any, existing or placed thereon at the date of acquisition thereof by the Company, except that in the case of real estate or interests in real estate the title to which is registered, the Mortgage becomes a lien thereon upon the registration of said Mortgage against the appropriate certificates of title.]1

          14. Other than as stated in the Registration Statement and the Prospectus there are no pending legal proceedings to which the Company or any subsidiary is a party or of which property of the Company or any subsidiary is the subject, which depart from the ordinary routine litigation incident to the kind of business conducted by the Company or any such subsidiary, and which is material to the Company and its subsidiaries, taken as a whole, and, to the best of my knowledge, no such proceedings are known to be contemplated by governmental authorities.

          15. After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contract or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          16. The portions of the answers to the items of the Registration Statement and the portions of the information contained in the Prospectus, which are stated therein to have been made on my authority as General Counsel of the

Company, have been reviewed by me and, as to matters of law and legal conclusions, are correct.

          17. Neither [1,2 the execution by the Company of the [1[          ]
                                                                  ----------
Supplemental Indenture nor the issue and sale by the Company of the Bonds]
[2                                  nor the issue and sale by the Company of the
  ---------------------------------
Debt Securities]] [3 the issue and sale by the Company of the Shares] as contemplated by the Agreement nor the consummation by the Company of the other transactions contemplated by the Agreement conflicts with, or results in a breach of, the charter or by-laws of the Company or any Material Subsidiary or any agreement or instrument known to me to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound, any law or regulation or, so far as is known to me, any order or regulation of any court, governmental instrumentality or arbitrator, and which conflict or breach is material to the Company and its subsidiaries, taken as a whole.

          18. To the best of my knowledge, the Company is not currently in breach of, or in default under, any material written agreement or instrument to which it is a party or by which it or its property is bound or affected, and which breach or default is material to the Company and its subsidiaries, taken as a whole.

          In passing upon the forms of the Registration Statement and the Prospectus, I necessarily assume the correctness and completeness of the statements made or included therein by the Company and take no responsibility therefor, except insofar as such statements relate to me and as set forth in the Prospectus under the headings "Experts" and "Legal Opinions" and in paragraphs 7 and 15 above. In the course of the preparation by the Company of the Registration Statement and the Prospectus, I had conferences with certain of its officers and representatives, with other counsel for the Company and with PricewaterhouseCoopers LLP, the independent certified public accountants who examined certain of the Company's financial statements incorporated by reference in the Registration Statement. My examination of the Registration Statement and the Prospectus, and my discussions in the above-mentioned conferences did not disclose to me any information which gives me reason to believe that, at the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed electronically with the Commission pursuant to Rule 424, and the Prospectus, as amended or supplemented at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. I do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or in the Prospectus.

          As to all matters of Minnesota law, Thelen Reid & Priest LLP and Morrison Cohen Singer & Weinstein, LLP are hereby authorized to rely upon this opinion as though it was rendered to each of them.

                                             Very truly yours,


                                             PHILIP R. HALVERSON